ROGER YOSHITO DEWA
                                 ATTORNEY AT LAW

                                February 27, 1997


WAHIAWA OFFICE                                    HONOLULU OFFICE
531 Avocado Street                                International Savings Bldg.
Wahiawa, Hawaii 96786                             1111 Bishop Street, Suite 51
Tel. 808-621-0751                                 Honolulu, Hawaii 96813
                                                  Tel. 808-521-3665
                                                  Fax 808-523-0797


John W. Bagwell, Trustee
JWB Aggressive Growth Fund
Century Square Building
1188 Bishop Street, Suite 1712
Honolulu, Hawaii 96813

Dear Mr. Bagwell:

                              Re: Rule 24f-2 Notice

         I, Roger Y. Dewa, Attorney at Law and Secretary for JWB Aggressive Growth Fund, hereby have passed on the legality of the securities being registered, which when sold pursuant to the prospectus, were legally issued, fully paid and nonassessable. I understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Trust is making definite the registration of 48,836 shares of beneficial interest of the Trust sold in reliance upon said Rule 24f- 2 during the fiscal period ended December 31, 1996.

         I hereby consent to an inclusion of my opinion dated February 27, 1997, in the funds registration statement and prospectus with the Securities and Exchange Commission together with the Form 24f-2 referred to above.

                                Very truly yours,

                                /s/ ROGER Y. DEWA

                                  ROGER Y. DEWA

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